Exhibit 10.4

Date: 1st OCT, 2010

Name:	CHONG SUI CHIN

Dear Ms. Chong,

LETTER OF APPOINTMENT

We are pleased to offer you employment with Hi Style Apparel Sdn Bhd subject to and in accordance with the following terms and conditions.

1.	Appointment and Duties

You will be assigned in the position of an Inventory Administrator, Inventory Admin Department.

The Management reserves the right to re-designate, reassign and/or transfer you at any time. It is a specific condition of your service that you will agree to undertake any work assignments as and when assigned by the Management.

2.	Commencement Date

You will assume duties with us on the agreed date on 1st October 2010.

3.	Hours of Work

The office hours shall be as follows:

Monday – Friday:	0900hrs to 1800hrs

Saturday:	0900hrs to 1300hrs

Lunch Break:	1300hrs to 1400hrs

However, the Company reserves the right to vary your normal hours of work subject to the provisions of the relevant law.

You will undertake to do any overtime work as and when required by the Company, and in your present position, you are not entitled to any overtime pay.

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4.	Remuneration

You shall be paid a monthly basic salary of RM2,300.00 only. (Ringgit Malaysia: Two Thousand and Three Hundred Only).

5.	Probationary Period

You shall be undergo a probationary period of three (3) months from the date of your commencement of employment with the Company. On expiry of the probationary period, the Company will review your performance and may either confirm you in your appointment or extend it for a further period not exceeding three (3) months.

6.	Termination of Employment

During your probationary period, either party may terminate your service by giving three (3) days’ notice in writing or payment in-lieu of notice without any reason assigned thereof

Upon confirmation, the notice of termination by either party shall be as follows:

a.	4 weeks’ notice - less than 2 years’ service;
b.	6 weeks’ notice - 2 years to less than 5 years’ service;
c.	8 weeks’ notice - 5 years and above service

The Company reserves the right at all times to terminate your employment forthwith if any particulars supplied by you in the Job Application Form is found to be untrue after employment of if you should be found to be inefficient, guilty of misconduct, negligence, or breach of any of existing terms and conditions of service, rules, and regulations laid down by the Company from time to time.

7.	Public Holiday

You will entitle to Government gazette public holidays as stipulated with the Employment Act, 1995.

8.	Annual Leave

a.	Eight days for every twelve months of continuous service with the same employer if she has been employed by that employer for a period of less than two years;

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b.	Twelve days for every twelve months of continuous service with the same employer if she has been employed by that employer for a period of two years or more but less than five years; and
c.	Sixteen days for every twelve months of continuous service with the same employer if he has been employed by that employer for a period of five years or more

9.	Sick Leave

You will be entitled to fourteen (14) working day’s paid outpatient sick leave per calendar year after completion of three (3) months service with the Company on production of a medical certificate.

10.	Employment Provident Fund (EPF) and Social Security Organization (SOCSO).

You will be required to contribute to the EPF and SOCSO as required by the law.

10.	Rules, Regulations & Confidentiality

You shall at all times, devote your full attention and skill to the affairs of the Company and will endeavour to your utmost ability to promote and advance the interests of the Company.

Accordingly, you undertake that:

a.	You will under no circumstances make available your services to any undertaking, or have any interest directly or indirectly in any other undertaking or activity which might interfere with the proper performance of your duties without first obtaining the written permission of the Company;
b.	You will not at any time during the continuance or after the termination of your services with the Company irrespective of any reason for such termination, make use or disclose to any party either for your own benefit or for the benefit of any party (individual, firm, company, any trade or business), the affairs and confidential information of the Company or any of its related companies of which you have knowledge or become aware during the course of your service with the Company;
c.	You will obey and comply with all reasonable orders and instructions given to you by the Company or its authorized agents and observe all standing and other rules and/or regulations now in force or from time to time approved by the Company.

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11.	Upon acceptance of this letter of offer, you are deemed to have accepted all the terms and conditions stated in the employment contract. You will be liable to compensate the Company no more than one month salary if you fail to abide or turn up for employment as stated on the specified date.

12.	Other terms and Conditions

Other terms and conditions, if not specifically mentioned herein, will be in accordance with the Employment Act 1995 and with the Staff Memos issued by the Management from time to time.

Kindly indicate your acceptance of the above conditions by signing and returning the duplicate copy of this letter.

Yours faithfully,

/s/ Pwa Chong Chin
PWA CHONG CHIN
DIRECTOR

I, the undersigned, ___________________________ (NRIC: ___________________), hereby confirm my acceptance of the employment offered on the terms and conditions set out hereinabove and I agree to all aforesaid terms and conditions.

Signature:	/s/ Chong Sui Chin	Date: October 1, 2010

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